Exhibit 99.1

IDENTIV REPORTS FIRST QUARTER 2015 RESULTS

First Quarter Revenue of $14.9 Million and Adjusted EBITDA of $(1.9) Million

FREMONT, Calif., May 13, 2015 — Identiv, Inc. (NASDAQ: INVE) today announced financial results for the first quarter (Q1) of 2015. For the first quarter, total revenues were $14.9 million, GAAP gross profit margin was 41% and adjusted EBITDA was $(1.9) million.

“During the first quarter, we continued to tune and focus our business operations, which resulted in strong sales in our premises and credential product lines,” said Jason Hart, CEO of Identiv. “However, despite this strength in premises and credentials, we experienced an unexpected decline in the first quarter in our international desktop reader business and generally unfavorable conditions in Europe, as well as the typical first quarter seasonality and an unfavorable foreign currency impact. As a result of these factors, our first quarter revenue was lower than expected.

As we look forward, our business and market outlook over the next 12 months is positive. Our visibility into this sales forecast is supported by new projects with brand names in toys, wearables, smart batteries, perishable products, and apparel. These new projects further demonstrate demand for our secure IoT technology and solutions - a demand which did not exist 12 months ago.

Our announcement of a major global partnership with a leading technology company has further enhanced our confidence in our ability to access previously unavailable markets and customers, and we have been impressed by the activity levels in these sales channels.

The demand for IoT security and privacy continues to grow and we remain focused on driving results from our selling organization and working closely with our strategic partners to deliver improved financial and operating results.”

First Quarter Financial Highlights Review

In reviewing the results for the first quarter of fiscal year 2015, all figures are compared to the first quarter of fiscal year 2014, unless stated otherwise:

•	Total revenues were $14.9 million, a decrease of 11% from $16.9 million, primarily due to a decrease in identity reader sales in Europe, the Middle East and Africa (EMEA) and Asia-Pacific as well as lower digital media reader sales. This was partially offset by an increase in premises sales.

•	GAAP gross profit margin was 41%, compared to 39%, primarily due to an increase in credentials margin, partially offset by a decrease in identity reader and premises margin.

•	Base operating expenses, which include research and development, sales and marketing, and general and administrative costs were $10.1 million, compared to $9.6 million, up 5%. This is primarily the result of an increase in R&D-related expenditures.

•	Adjusted EBITDA for the quarter was $(1.9) million, compared to $(2.0) million.

•	GAAP net loss from continuing operations was $(5.8) million in the first quarter of 2015, or $(0.54) per share, compared with GAAP net loss from continuing operations of $(5.6) million, or $(0.74) per share. First quarter 2015 results included restructuring costs of $0.2 million, compared to restructuring costs of $0.4 million.

•	The company was awarded four additional U.S. patents in Q1.

•	Cash was $33.1 million at March 31, 2015, compared with $36.5 million at December 31, 2014.

Note: Financial results contained in this release reflect the continuing operations of Identiv only and exclude discontinued operations of non-core businesses sold in December 2013, February 2014, and June 2014.

Guidance

Identiv now expects revenues for fiscal year 2015 between $90 million and $95 million, a decrease from the previous revenue guidance range of between $95 million and $105 million. The company is reaffirming its guidance for positive adjusted EBITDA on an annual basis.

Webcast and Conference Call Information

Identiv will hold an audio webcast and conference call to discuss its first quarter 2015 results today, May 13, 2015, at 2:00 PM PT (5:00 PM ET). The audio webcast can be accessed at identiv.com/investors/ir-events. The conference call can be accessed by dialing 888-771-4371 (toll-free within the U.S.) or +1 847-585-4405 (for international callers) using passcode 3967 8087. For those unable to attend the live webcast, it will be archived following the event for 30 days at identiv.com/investors/ir-events. A replay of the call will also be available for one week and can be accessed by dialing 888-843-7419 (toll-free within the U.S.) or +1 630-652-3042 (for international callers) using passcode 3967 8087.

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About Identiv

Identiv is a global security technology company that establishes identity in the connected world, including premises, information, and everyday items. CIOs, CSOs, and product departments rely upon Identiv’s trusted identity solutions to reduce risk, achieve compliance, and protect brand identity. Identiv’s trust solutions are implemented using standards-driven products and technology, such as digital certificates, trusted authentication, mobility, and cloud services. For more information, visit identiv.com.

Non-GAAP Financial Measures (Unaudited)

This release includes financial information that has not been prepared in accordance with GAAP, including non-GAAP gross profit margin, non-GAAP operating expenses and adjusted EBITDA. Identiv uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. The non-GAAP financial results discussed above exclude items detailed in the reconciliation table contained within this release. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in this release.

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management and can be identified by words such as “anticipates”, “believes”, “plans”, “will”, “intends”, “expects”, and similar references to the future. Any statement that is not a historical fact, including the statements made under the caption “Guidance” and any other estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause our actual business and operating results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, factors discussed in our public company reports, including our Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Investor Relations Contacts:

David Isaacs/Leah Polito

Sard Verbinnen & Co

415-618-8750

identiv-IR@sardverb.com

Media Contacts:

Angela Lestar

MSLGROUP

781-684-0770

identiv@mslgroup.com

— Financials Follow —

Identiv, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2015	2014	2014
Net revenue	$14,934	$19,382	$16,854
Cost of revenue	8,850	11,330	10,252

Gross profit	6,084	8,052	6,602

Operating expenses:
Research and development	1,992	1,856	1,502
Selling and marketing	4,995	4,791	5,035
General and administrative	3,065	3,156	3,043
Earnout consideration	—	3,510	—
Restructuring and severance	172	224	437

Total operating expenses	10,224	13,537	10,017

Loss from operations	(4,140)	(5,485)	(3,415)
Interest expense, net	(424)	(465)	(2,084)
Foreign currency loss, net	(1,276)	(318)	(93)

Loss from continuing operations before income taxes and noncontrolling interest	(5,840)	(6,268)	(5,592)
Income tax provision	(19)	54	(64)

Loss from continuing operations before noncontrolling interest	(5,859)	(6,214)	(5,656)
Income from discontinued operations, net of income taxes	—	(25)	487

Consolidated net loss	(5,859)	(6,239)	(5,169)
Less: Loss attributable to noncontrolling interest	67	36	41

Net loss attributable to Identiv, Inc. stockholders´ equity	$(5,792)	$(6,203)	$(5,128)

Basic and diluted net loss per share attributable to Identiv, Inc. stockholders´ equity:
Loss from continuing operations	$(0.54)	$(0.58)	$(0.74)
Income (loss) from discontinued operations	—	—	0.06

Net loss	$(0.54)	$(0.58)	$(0.68)

Weighted average shares used to compute basic and diluted loss per share	10,702	10,627	7,569

Identiv, Inc.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	December 31,
	2015	2014
ASSETS
Current assets:
Cash	$33,087	$36,547
Accounts receivable, net of allowances	9,613	13,612
Inventories	9,922	9,254
Prepaid expenses	1,301	1,002
Other current assets	912	1,200

Total current assets	54,835	61,615
Property and equipment, net	5,053	5,311
Goodwill	8,747	8,853
Intangible assets, net	8,367	8,730
Other assets	1,421	1,371

Total assets	$78,423	$85,880

LIABILITIES AND STOCKHOLDERS´ EQUITY
Current liabilities:
Accounts payable	$6,713	$8,372
Earn-out liability	3,510	3,510
Current portion - payment obligation	659	635
Deferred revenue	350	508
Accrued compensation and related benefits	1,984	2,139
Other accrued expenses and liabilities	3,562	4,471

Total current liabilities	16,778	19,635
Long-term payment obligation	5,373	5,545
Long-term financial liabilities	13,977	13,938
Other long-term liabilities	537	630

Total liabilities	36,665	39,748

Total stockholders´ equity	41,758	46,132

Total liabilities and stockholders´equity	$78,423	$85,880

Identiv, Inc.

Reconciliation of GAAP and Non-GAAP Financial Information

(in thousands)

(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2015	2014	2014
Reconciliation of GAAP gross profit margin and non-GAAP gross profit margin
GAAP cost of revenue	$8,850	$11,330	$10,252
Reconciling items included in GAAP cost of revenue:
Stock-based compensation	(29)	(13)	(5)
Amortization and depreciation	(332)	(374)	(362)

Total reconciling items included in GAAP cost of revenue	(361)	(387)	(367)

Non-GAAP cost of revenue	$8,489	$10,943	$9,885

Non-GAAP gross profit margin	43%	44%	41%

Reconciliation of GAAP operating expenses and overhead costs
GAAP operating expenses	$10,224	$13,537	$10,017
Earnout consideration	—	(3,510)	—
Stock-based compensation and warrant expense	(1,213)	(1,070)	(195)
Gain of disposal of fixed assets	—	(5)	1
Amortization and depreciation	(397)	(386)	(390)
Restructuring and severance	(253)	(284)	(437)

Total reconciling items included in GAAP operating expenses	(1,863)	(5,255)	(1,021)

Non-GAAP overhead costs	$8,361	$8,282	$8,996

Reconciliation of GAAP net loss to adjusted EBITDA (loss) gain
GAAP net loss attributable to Identiv, Inc.	$(5,792)	$(6,203)	$(5,128)
Reconciling items included in GAAP net loss:
Provision (Benefit) for income taxes	19	(54)	64
Net (loss) attributable to noncontrolling interest	(67)	(36)	(41)
(Income) loss from discontinued operations, net of income taxes	—	25	(487)
Interest expense, net	424	465	2,084
Foreign currency losses, net	1,276	318	93
Earnout consideration	—	3,510	—
Stock-based compensation and warrant expense	1,242	1,083	200
Amortization and depreciation	729	760	752
Loss (gain) on disposal of fixed assets	—	5	(1)
Restructuring and severance	253	284	437

Total reconciling items included in GAAP net loss	3,876	6,360	3,101

Adjusted EBITDA (loss) gain	$(1,916)	$157	$(2,027)